Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal 2026 results

•	Delivered record second quarter performance
•	Design book-to-burn ratio of 1.2 drove 8% total backlog growth to a record high; 22nd consecutive quarter with a book-to-burn ratio in excess of 1
•	Continued to execute returns-based capital allocation policy
•	Raised earnings guidance for a second consecutive quarter

DALLAS (May 11, 2026) — AECOM (NYSE:ACM), the trusted global infrastructure leader, today reported second quarter fiscal 2026 results.

Second Quarter Highlights:

•	Reflecting as reported GAAP performance from continuing operations, second quarter revenue increased 1% to $3.8 billion, operating income declined 4% to $248 million, net income increased 19% to $184 million and diluted earnings per share increased 22% to $1.42.
•	Net service revenue[1] increased 4% on an as reported basis, or 2% on a constant-currency basis, highlighted by 8% constant-currency growth in the Americas design business.
•	The segment adjusted[2] operating margin[3] increased by 50 basis points to 16.5% and the adjusted[2] EBITDA margin[4] increased by 20 basis points to 16.5%, both of which set new all-time highs for a second quarter.

-	As a result, in the first half of the year, the segment adjusted operating margin and the adjusted EBITDA margin were both 16.5%, increasing by 70 basis points and 50 basis points, respectively, and set new records.

•	Adjusted[2] EBITDA[5] increased by 8% and adjusted[2] EPS increased by 27%.

•	Total backlog[6] increased by 8% to a record high, driven by a 1.2 book-to-burn[7] ratio in the design business.

-	The design pipeline increased by double-digits and reached a record level, driven by strong funding across the Company’s markets and an expanding addressable market opportunity.

	Second Quarter Fiscal 2026
(from Continuing Operations; $ in millions, except EPS)	As Reported (GAAP)	YoY % Change	Adjusted[2] (Non-GAAP)	YoY % Change
Revenue	$3,801	1%	--	--
Net Service Revenue (NSR)[1]	--	--	$1,948	2%
Operating Income	$248	(4%)	$280	7%
Segment Operating Margin[3]	--	--	16.5%	+50 bps
Net Income	$184	19%	$205	23%
EPS (Fully Diluted)	$1.42	22%	$1.59	27%
EBITDA[5]	--	--	$312	8%
EBITDA Margin[4]	--	--	16.5%	+20 bps
Operating Cash Flow	$4	(98%)	--	--
Free Cash Flow[8]	--	--	($27)	NM
Total Backlog[6]	$26,204	8%	--	--

“Our strong second quarter and fiscal year-to-date performance highlights the strength and resiliency of our business,” said Troy Rudd, AECOM’s chairman and chief executive officer. “Our competitive advantages of scale, infrastructure domain and technical expertise, and strong client relationships are key to our successes. We are continuing to invest at record levels to enhance our client value proposition and expand our addressable market, which includes our proprietary AI investments and growing our Advisory practice. Taken together, we are well positioned to deliver on both our twice-raised fiscal 2026 guidance and our long-term financial targets.”

“Our teams continue to build momentum and our investments to extend our competitive advantages are contributing to a strengthened client value proposition,” said Lara Poloni, AECOM’s president. “Now more than ever, we are positioned to deliver complex technical expertise at scale.”

“As our second quarter performance and raised full year financial guidance underscore, we have an enduring competitive advantage that allows us to continue to deliver,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “Our competitive advantages have enabled us to consistently win increasingly valuable projects, and in turn, deliver continued earnings growth year after year.”

Cash Flow and Capital Allocation

•	Underlying cash flow in the second quarter was consistent with expectations, but was offset by delayed payment timing in the Middle East business, as well as longer-than-anticipated claim resolution on certain projects.

•	Importantly, collections in the Middle East have already recovered in the fiscal third quarter and AECOM reiterated its full year free cash flow guidance, as well as its long-term 100%+ free cash flow conversion target.

•	The Company returned $155 million to shareholders through repurchases and dividends in the quarter.

-	Since the initiation of its repurchase program in September 2020, the Company has returned more than $3.5 billion of capital to shareholders.

-	The Company remains committed to executing its returns-focused capital allocation policy, which includes returning substantially all available cash flow to shareholders through repurchases and dividends.

•	The Company maintains a strong balance sheet with net leverage[9] of 1.2x.

Fiscal 2026 and Long-Term Financial Guidance

•	The Company increased its fiscal 2026 earnings guidance, supported by its strong year-to-date performance, another quarter of record backlog and double-digit pipeline growth.

•	As a result, the Company’s guidance now includes expectations for:

‒	Adjusted[2] EPS of between $5.90 and $6.10, as compared to $5.85 to 6.05 previously, which now represents 14% year-over-year growth at the mid-point of the range.

‒	Adjusted[2] EBITDA[5] of between $1,275 million and $1,305 million, as compared to $1,270 million and $1,305 million previously, which now represents 7% year-over-year growth at the mid-point of the range.

‒	Reiterated organic NSR[1] growth range of between 6% and 8%, which excludes the expected approximately 200 basis point impact of fewer working days in fiscal 2026.

‒	A segment adjusted operating margin[3] of 16.8% and an adjusted EBITDA margin[4] of 17.0%.

‒	Free cash flow[8] of approximately $400 million.

-	An average fully diluted share count of 130 million, which does not include any potential future benefits from capital allocation actions not yet taken, including potential repurchases.

-	An adjusted effective tax rate of approximately 20 – 22%.

•	In addition, the Company reaffirmed its long-term financial targets, which includes its expectation to deliver a 20%+ margin exit rate by fiscal 2028 and to grow adjusted[2] EPS at a 15%+ CAGR from fiscal 2026 to fiscal 2029.

•	See the Regulation G Information tables at the end of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Business Segments

Americas

Revenue in the second quarter was $2.9 billion, a 1% increase from the prior year. Net service revenue1 in the second quarter was $1.2 billion, a 5% increase from the prior year, driven by 8% growth in the Americas design business.

Operating income increased by 5% over the prior year to $228 million and on an adjusted2 basis increased by 10% to $239 million. The adjusted operating margin on net service revenue increased by 60 basis points over the prior year to 20.0%, which marked a new all-time high for a second quarter. This performance reflects a continued focus on driving operating efficiencies across the business and the high returns on the investments the Company has made and continues to make in organic growth.

Backlog in the Americas segment grew by 2% to a new record high, driven by a 1.0 book-to-burn ratio7. The Americas design business had a 1.1 book-to-burn ratio led by strong wins in the Transportation, Environment and Water end markets.

International

Revenue in the second quarter was $890 million, a 2% increase from the prior year. Net service revenue1 was $754 million, a 3% decrease from the prior year, driven by declines in the Asia and Middle East markets.

Operating income decreased by 6% over the prior year to $77 million and on an adjusted2 basis increased 2% to $84 million. The adjusted operating margin on net service revenue was effectively unchanged over the prior year at 11.1%. This performance includes an impact from lower revenues in certain regions due to the conflict in the Middle East, as well as continued investments in business development and strategic growth initiatives.

Backlog in the International segment grew 25% over the prior year to a new record high, driven by a 1.2 book-to-burn ratio7 and strong wins in the U.K. and Middle East markets.

Tax Rate

The effective tax rate was 12.1% in the second quarter. On an adjusted2 basis, the effective tax rate was 13.9%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income10. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis, unless otherwise noted.

2 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

5 Net income before interest expense, tax expense, depreciation and amortization.

6 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries and includes the proportionate share of work expected to be performed by unconsolidated joint ventures.

7 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

8 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2025. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; government shutdowns; changes in administration or other funding directives and circumstances that cause governmental agencies to modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; long-term government contracts are subject to uncertainties related to government contract appropriations; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; changes in government laws, regulations and policies, including failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; our capital allocation strategy, including our ability to continue payment of dividends and purchase stock; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events, and conflicts; inflation, currency exchange rates and interest rate fluctuations; changes in capital markets and stock market volatility; retaining and recruiting key technical and management personnel; legal claims and litigation; inadequate insurance coverage; environmental law compliance and inadequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and any future proceeds owed to us as part of the transactions could be lower than we expect; risks associated with our strategic initiatives, including AI investments and potential acquisitions and divestitures; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This communication contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this communication. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income. The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue. In addition, the Company is unable to provide a reconciliation of its guidance for financial metrics excluding the Construction Management business due to uncertainties in these non-operating items as well as other adjustments to these measures.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2026	March 31, 2025	% Change	March 31, 2026	March 31, 2025	% Change
Revenue	$3,801,143	$3,771,613	0.8%	$7,631,977	$7,785,765	(2.0)%
Cost of revenue	3,504,643	3,480,852	0.7%	7,054,487	7,226,600	(2.4)%
Gross profit	296,500	290,761	2.0%	577,490	559,165	3.3%
Equity in earnings of joint ventures	9,122	6,864	32.9%	18,949	16,417	15.4%
General and administrative expenses	(44,301)	(40,054)	10.6%	(85,140)	(80,513)	5.7%
Restructuring and acquisition costs	(13,565)	-	NM	(41,498)	-	NM
Income from operations	247,756	257,571	(3.8)%	469,801	495,069	(5.1)%

Other income (expense)	10,637	(8,748)	(221.6)%	18,456	(1,824)	(1111.8)%
Interest income	13,712	14,530	(5.6)%	27,453	31,094	(11.7)%
Interest expense	(50,570)	(42,205)	19.8%	(95,836)	(85,239)	12.4%
Income from continuing operations before taxes	221,535	221,148	0.2%	419,874	439,100	(4.4)%
Income tax expense for continuing operations	26,841	51,238	(47.6)%	65,924	80,470	(18.1)%
Income from continuing operations	194,694	169,910	14.6%	353,950	358,630	(1.3)%
Loss from discontinued operations	(4,246)	(10,370)	(59.1)%	(70,150)	(19,886)	252.8%
Net income	190,448	159,540	19.4%	283,800	338,744	(16.2)%

Net income attributable to noncontrolling interests from continuing operations	(10,588)	(15,812)	(33.0)%	(29,420)	(27,182)	8.2%
Net income attributable to noncontrolling interests from discontinued operations	-	(334)	(100.0)%	-	(1,126)	(100.0)%
Net income attributable to noncontrolling interests	(10,588)	(16,146)	(34.4)%	(29,420)	(28,308)	3.9%

Net income attributable to AECOM from continuing operations	184,106	154,098	19.5%	324,530	331,448	(2.1)%
Net loss attributable to AECOM from discontinued operations	(4,246)	(10,704)	(60.3)%	(70,150)	(21,012)	233.9%
Net income attributable to AECOM	$179,860	$143,394	25.4%	$254,380	$310,436	(18.1)%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$1.43	$1.16	23.3%	$2.50	$2.50	0.0%
Basic discontinued operations per share	(0.03)	(0.08)	(62.5)%	(0.54)	(0.16)	237.5%
Basic earnings per share	$1.40	$1.08	29.6%	$1.96	$2.34	(16.2)%

Diluted continuing operations per share	$1.42	$1.16	22.4%	$2.48	$2.48	0.0%
Diluted discontinued operations per share	(0.03)	(0.08)	(62.5)%	(0.53)	(0.15)	253.3%
Diluted earnings per share	$1.39	$1.08	28.7%	$1.95	$2.33	(16.3)%

Weighted average shares outstanding:
Basic	128,728	132,432	(2.8)%	129,808	132,466	(2.0)%
Diluted	129,235	133,139	(2.9)%	130,609	133,382	(2.1)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	March 31, 2026	September 30, 2025
Balance Sheet Information:
Total cash and cash equivalents	$1,034,257	$1,585,739
Accounts receivable and contract assets – net	4,628,940	4,282,326
Working capital	618,264	801,411
Total debt, excluding unamortized debt issuance costs	2,747,720	2,743,719
Total assets	12,007,347	12,200,249
Total AECOM stockholders’ equity	2,270,592	2,492,584

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2026
Revenue	$2,911,571	$889,572	$-	$-	$3,801,143
Cost of revenue	2,688,473	816,170	-	-	3,504,643
Gross profit	223,098	73,402	-	-	296,500
Equity in earnings of joint ventures	4,841	3,583	698	-	9,122
General and administrative expenses	-	-	(2,238)	(42,063)	(44,301)
Restructuring and acquisition costs	-	-	-	(13,565)	(13,565)
Income (loss) from operations	$227,939	$76,985	$(1,540)	$(55,628)	$247,756

Gross profit as a % of revenue	7.7%	8.3%	-	-	7.8%

Three Months Ended March 31, 2025
Revenue	$2,896,772	$874,733	$108	$-	$3,771,613
Cost of revenue	2,684,279	796,573	-	-	3,480,852
Gross profit	212,493	78,160	108	-	290,761
Equity in earnings (loss) of joint ventures	4,861	4,023	(2,020)	-	6,864
General and administrative expenses	-	-	(2,807)	(37,247)	(40,054)
Income (loss) from operations	$217,354	$82,183	$(4,719)	$(37,247)	$257,571

Gross profit as a % of revenue	7.3%	8.9%	-	-	7.7%

Six Months Ended March 31, 2026
Revenue	$5,888,856	$1,743,121	$-	$-	$7,631,977
Cost of revenue	5,456,162	1,598,289	36	-	7,054,487
Gross profit (loss)	432,694	144,832	(36)	-	577,490
Equity in earnings of joint ventures	9,357	8,175	1,417	-	18,949
General and administrative expenses	-	-	(4,037)	(81,103)	(85,140)
Restructuring and acquisition costs	-	-	-	(41,498)	(41,498)
Income (loss) from operations	$442,051	$153,007	$(2,656)	$(122,601)	$469,801

Gross profit as a % of revenue	7.3%	8.3%	-	-	7.6%

Contracted backlog	$8,977,642	$4,845,210	$-	$-	$13,822,852
Awarded backlog	9,122,890	3,257,814	-	-	12,380,704
Total backlog	$18,100,532	$8,103,024	$-	$-	$26,203,556

Total backlog – Design only	$16,561,215	$8,103,024	$-	$-	$24,664,239

Six Months Ended March 31, 2025
Revenue	$6,008,727	$1,776,743	$295	$-	$7,785,765
Cost of revenue	5,605,974	1,620,626	-	-	7,226,600
Gross profit	402,753	156,117	295	-	559,165
Equity in earnings (losses) of joint ventures	10,373	6,904	(860)	-	16,417
General and administrative expenses	-	-	(5,202)	(75,311)	(80,513)
Income (loss) from operations	$413,126	$163,021	$(5,767)	$(75,311)	$495,069

Gross profit as a % of revenue	6.7%	8.8%	-	-	7.2%

Contracted backlog	$8,854,297	$4,475,858	$-	$-	$13,330,155
Awarded backlog	8,930,751	2,007,993	-	-	10,938,744
Total backlog	$17,785,048	$6,483,851	$-	$-	$24,268,899

Total backlog – Design only	$16,458,797	$6,483,851	$-	$-	$22,942,648

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Six Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Americas
Revenue	$2,911.6	$2,977.3	$2,896.7	$5,888.9	$6,008.7
Less: Pass-through revenue	1,717.3	1,862.6	1,772.0	3,579.9	3,833.1
Net service revenue	$1,194.3	$1,114.7	$1,124.7	$2,309.0	$2,175.6

International
Revenue	$889.6	$853.5	$874.8	$1,743.1	$1,776.8
Less: Pass-through revenue	135.5	117.3	132.5	252.8	284.3
Net service revenue	$754.1	$736.2	$742.3	$1,490.3	$1,492.5

Segment Performance (excludes ACAP)
Revenue	$3,801.2	$3,830.8	$3,771.5	$7,632.0	$7,785.5
Less: Pass-through revenue	1,852.8	1,979.9	1,904.5	3,832.7	4,117.4
Net service revenue	$1,948.4	$1,850.9	$1,867.0	$3,799.3	$3,668.1

Consolidated
Revenue	$3,801.2	$3,830.8	$3,771.6	$7,632.0	$7,785.8
Less: Pass-through revenue	1,852.8	1,979.9	1,904.5	3,832.7	4,117.4
Net service revenue	$1,948.4	$1,850.9	$1,867.1	$3,799.3	$3,668.4

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Short-term debt	$2.2	$3.3	$3.2
Current portion of long-term debt	60.7	62.6	67.1
Long-term debt, excluding unamortized debt issuance costs	2,684.8	2,672.6	2,476.6
Total debt	2,747.7	2,738.5	2,546.9
Less: Total cash and cash equivalents	1,034.3	1,246.7	1,600.1
Net debt	$1,713.4	$1,491.8	$946.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Net cash provided by operating activities	$3.8	$70.2	$190.7	$74.0	$341.8
Capital expenditures, net	(31.2)	(28.3)	(12.3)	(59.5)	(52.4)
Free cash flow	$(27.4)	$41.9	$178.4	$14.5	$289.4

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA
Income from operations	$247.8	$222.0	$257.6	$469.8	$495.1
Noncore AECOM Capital loss	1.5	1.2	4.7	2.7	5.7
Restructuring and acquisition costs	13.6	27.9	-	41.5	-
Amortization of intangible assets	17.1	12.9	0.4	30.0	1.5
Adjusted income from operations	$280.0	$264.0	$262.7	$544.0	$502.3
Other income (expense)	10.5	7.9	(8.7)	18.4	(1.8)
Fair value adjustment included in other income	(7.9)	(5.1)	10.5	(13.0)	5.5
Depreciation	38.9	37.7	39.9	76.6	79.7
Adjusted EBITDA with noncontrolling interests (NCI)	$321.5	$304.5	$304.4	$626.0	$585.7
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(9.4)	(17.7)	(14.7)	(27.1)	(24.6)
Adjusted EBITDA	$312.1	$286.8	$289.7	$598.9	$561.1

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$221.6	$198.3	$221.1	$419.9	$439.1
Noncore AECOM Capital loss	1.5	1.2	4.7	2.7	5.7
Fair value adjustment	(8.3)	(5.5)	10.6	(13.8)	5.0
Restructuring and acquisition costs	13.6	27.9	-	41.5	-
Amortization of intangible assets	17.1	12.9	0.4	30.0	1.5
Financing charges in interest expense	3.5	1.4	1.2	4.9	2.6
Adjusted income from continuing operations before taxes	$249.0	$236.2	$238.0	$485.2	$453.9

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$26.9	$39.0	$51.2	$65.9	$80.5
Tax effect of the above adjustments(1) and valuation allowance	6.2	7.8	4.3	14.0	4.3
Adjusted income tax expense for continuing operations	$33.1	$46.8	$55.5	$79.9	$84.8

(1)Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$184.2	$140.4	$154.1	$324.6	$331.4
Noncore AECOM Capital loss, net of NCI	1.5	1.2	4.7	2.7	5.7
Fair value adjustment	(8.3)	(5.5)	10.6	(13.8)	5.0
Restructuring and acquisition costs	13.6	27.9	-	41.5	-
Amortization of intangible assets	17.1	12.9	0.4	30.0	1.5
Financing charges in interest expense	3.5	1.4	1.2	4.9	2.6
Tax effect of the above adjustments(1) and valuation allowance	(6.2)	(7.8)	(4.3)	(14.0)	(4.3)
Adjusted net income attributable to AECOM from continuing operations	$205.4	$170.5	$166.7	$375.9	$341.9

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$1.42	$1.06	$1.16	$2.48	$2.48
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	0.01	0.01	0.04	0.02	0.04
Fair value adjustment	(0.06)	(0.04)	0.08	(0.10)	0.04
Restructuring and acquisition costs	0.11	0.21	-	0.32	-
Amortization of intangible assets	0.13	0.10	-	0.23	0.01
Financing charges in interest expense	0.03	0.01	0.01	0.04	0.02
Tax effect of the above adjustments(1) and valuation allowance	(0.05)	(0.06)	(0.04)	(0.11)	(0.03)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$1.59	$1.29	$1.25	$2.88	$2.56
Weighted average shares outstanding – basic	128.7	130.9	132.4	129.8	132.5
Weighted average shares outstanding – diluted	129.2	132.0	133.1	130.6	133.4

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA
Net income attributable to AECOM from continuing operations	$184.2	$140.4	$154.1	$324.6	$331.4
Income tax expense	26.9	39.0	51.2	65.9	80.5
Depreciation and amortization	59.5	52.0	41.6	111.5	83.9
Interest income, net of NCI	(12.8)	(12.5)	(13.4)	(25.3)	(28.6)
Interest expense	50.5	45.3	42.2	95.8	85.2
Amortized bank fees included in interest expense	(3.5)	(1.4)	(1.3)	(4.9)	(2.7)
Noncore AECOM Capital loss, net of NCI	1.5	1.2	4.7	2.7	5.7
Fair value adjustment included in other income	(7.8)	(5.1)	10.6	(12.9)	5.7
Restructuring and acquisition costs	13.6	27.9	-	41.5	-
Adjusted EBITDA	$312.1	$286.8	$289.7	$598.9	$561.1

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Reconciliation of Segment Income from Operations to Adjusted Segment Income from Operations
Americas Segment:
Segment Income from operations	$227.9	$214.1	$217.4	$442.0	$413.2
Amortization of intangible assets	10.6	8.1	0.3	18.7	1.4
Adjusted segment income from operations	$238.5	$222.2	$217.7	$460.7	$414.6

International Segment:
Segment Income from operations	$77.0	$76.0	$82.2	$153.0	$163.0
Amortization of intangible assets	6.6	4.8	-	11.4	-
Adjusted segment income from operations	$83.6	$80.8	$82.2	$164.4	$163.0

Segment Performance (excludes ACAP & G&A):
Segment Income from operations	$304.9	$290.1	$299.6	$595.0	$576.2
Amortization of intangible assets	17.2	12.9	0.3	30.1	1.4
Adjusted segment income from operations	$322.1	$303.0	$299.9	$625.1	$577.6

AECOM

Regulation G Information

FY2026 GAAP EPS Guidance based on Adjusted EPS Guidance (all figures approximate)	Fiscal Year End 2026
GAAP EPS guidance	$4.25 to $4.86
Adjusted EPS excludes:
Amortization of intangible assets	$0.58 to $0.44
Amortization of deferred financing fees	$0.06
Noncore AECOM Capital	$0.02
Fair value adjustment	($0.11)
Restructuring and acquisition costs	$1.54 to $1.15
Tax effect of the above items	($0.44) to ($0.32)
Adjusted EPS guidance	$5.90 to $6.10

FY2026 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance (in millions, all figures approximate)	Fiscal Year End 2026
GAAP net income from continuing operations guidance	$617 to $696
Net income attributable to noncontrolling interest from continuing operations	($65)
Net income attributable to AECOM from continuing operations	$552 to $631
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$75 to $57
Amortization of deferred financing fees	$8
Noncore AECOM Capital	$3
Fair value adjustment	($14)
Restructuring and acquisition costs	$200 to $150
Tax effect of the above items	($57) to ($42)
Adjusted net income attributable to AECOM from continuing operations	$767 to $793
Adjusted EBITDA excludes:
Depreciation	$160
Adjusted interest expense, net	$145
Tax expense, including tax effect of above items	$203 to $207
Adjusted EBITDA guidance	$1,275 to $1,305

FY2026 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance (in millions, all figures approximate)	Fiscal Year End 2026
GAAP interest expense guidance	$195
Finance charges in interest expense	$8
Interest income, net of NCI	($42)
Adjusted interest expense guidance, net	$145

FY2026 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance (in millions, all figures approximate)	Fiscal Year End 2026
GAAP income tax expense guidance	$146 to $165
Tax effect of adjusting items	$57 to $42
Adjusted income tax expense guidance	$203 to $207

Note: Variances in tables are due to rounding.